EXHIBIT 11
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                                              LASERSIGHT INCORPORATED
                                           COMPUTATION OF PER SHARE EARNINGS
                                        SIX MONTHS ENDED JUNE 30, 1996 AND 1995

                                                              3 Months Ended                     6 Months Ended
                                                                 June 30,                           June 30,
                                                           1996            1995                1996          1995
                                                      --------------------------------    -----------------------------
 PRIMARY
   Weighted average shares outstanding                   7,051,000     6,099,000           7,035,000      6,099,000
   Contingently issuable shares, acquisition
     of The Farris Group                                      --         292,000                 --         292,000
   Net effect of dilutive stock options                       --         340,000                 --         291,000
                                                      --------------------------------    -----------------------------
                                                         7,051,000     6,731,000           7,035,000      6,682,000
                                                      ================================    =============================
   Net income(loss)                                       ($24,940)  $   937,495         ($1,256,704)    $2,859,345
   Dividends on preferred stock                           (138,075)           --            (268,020)           --
                                                      ================================    =============================
   Adjusted income (loss)                                ($163,015)  $   937,495         ($1,524,724)    $2,859,345
                                                      ================================    =============================
   Primary earnings (loss) per share                        ($0.02)        $0.14              ($0.22)         $0.43
                                                      ================================    =============================
   Additional Primary Calculation:
    Net loss, as adjusted per computation above          ($163,015)                       ($1,524,724)
                                                      =============                       ============
   Additional adjustment to weighted
    average # of shares:
    Weighted average # of shares as adjusted per
     above                                               7,051,000                          7,035,000
    Dilutive effect of contingently issuable shares
     and stock options                                     742,000                            748,000
                                                      -------------                       ------------
    Weighted average # of shares, as adjusted            7,793,000                          7,783,000
                                                      =============                       ============
    Primary loss per share, as adjusted                     ($0.02)   (A)                      ($0.20)   (A)
                                                      =============                       ============
 FULLY DILUTED
    Weighted average shares outstanding                  7,089,000     6,099,000            7,084,000     6,099,000
    Contingently issuable shares, acquisition of
     The Farris Group                                           --       292,000                   --       292,000

    Net effect of dilutive options and warrants                 --       398,000                   --       334,000
    Convertible preferred stock and dividends payable           --            --                   --            --
                                                      --------------------------------    =============================
                                                         7,089,000     6,789,000            7,084,000     6,725,000
                                                      ================================    =============================
    Net income (loss)                                     ($24,940)   $  937,495          ($1,256,704)   $2,859,345
    Dividends on preferred stock                          (138,075)           --             (268,020)           --
                                                      ================================    =============================
    Adjusted income (loss)                               ($163,015)      937,495          ($1,524,724)   $2,859,345
                                                      ================================    =============================
    Fully diluted earnings (loss) per share                 ($0.02)        $0.14               ($0.22)        $0.43
                                                      ================================    =============================
    Additional Fully Diluted Calculation:
     Net loss, as adjusted per computation above         ($163,015)                       ($1,524,724)
                                                      =============                       ============
    Additional adjustment to weighted average #
     of shares:
     Weighted average # of shares as adjusted per
      above                                              7,089,000                          7,084,000
     Dilutive effect of contingently issuable
      shares, stock options and convertible
      preferred stock                                    1,316,000                          1,322,000
                                                      -------------                       ------------
    Weighted average # of shares, as adjusted            8,405,000                          8,406,000
                                                      =============                       ============
      Fully diluted loss per share, as adjusted             ($0.02)(A)                         ($0.18) (A)
                                                      =============                       ============
 (A)   - This  calculation is submitted in  accordance with Regulation S-K item
         601 (b)(11) although it is contrary to  paragraph 40 of APB Opinion No.
         15 because it produces an anti-dilutive result.
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